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Exhibit 99.2

Tenet Healthcare Corporation Headquarters Office 3820 State Street Santa Barbara, CA 93105 Tel 805.563.6855 Fax 805.563.6871 http://www.tenethealth.com	NEWS RELEASE
Contacts:
	Media:	Gary Hopkins (805) 563-6885
	Investors:	Paul Russell (805) 563-7188 Diana Takvam (805) 563-6883

Tenet Healthcare Restructures Management Team
Fetter Named President; Company Confirms FY '03 Guidance,
Assessing Long-Term Guidance

        SANTA BARBARA, Calif. (Nov. 7, 2002)—Tenet Healthcare Corporation (NYSE:THC) announced today that it has restructured its executive management team and that Trevor Fetter has been named to the newly created position of president, reporting to Chairman and Chief Executive Officer Jeffrey C. Barbakow.

        Fetter, 42, is returning to Tenet from his current position as chairman and chief executive officer of Broadlane Inc., a leading provider of cost management services to hospitals. Broadlane was spun off from Tenet in late 1999, and Fetter has served as its chairman and CEO since inception. He will continue to serve as chairman of Broadlane.

        The company announced that Thomas B. Mackey, 54, who was with Tenet for 17 years and served as Tenet's chief operating officer since 1999, has retired. David L. Dennis, 53, who has been the company's chief corporate officer and chief financial officer since 2000, has resigned. Both Mackey and Dennis will be available to the company on a consulting basis.

        The company also announced that Stephen D. Farber, 33, has been promoted to chief financial officer, succeeding David L. Dennis. Farber has served as Tenet's treasurer and senior vice president corporate finance since March 2000. He also will report to Barbakow.

        Other senior members of Tenet's executive management team are Vice Chairman Barry P. Schochet, 51, and Executive Vice President, General Counsel and Chief Compliance Officer Christi R. Sulzbach, 47, both of whom report to Barbakow. Tenet's divisional executive vice presidents, who oversee the operations of its 113 hospitals, also will serve on the executive management team, and will report to Trevor Fetter.

        "Trevor Fetter, Barry Schochet, Stephen Farber and Christi Sulzbach understand the type of patient care, market leadership and ethics that underpin this company, and they will provide new direction to Tenet as we continue an intensive review of our overall strategy, including our approach to pricing," Barbakow said.

        "Barry Schochet is a leading figure in health care and has over 25 years of experience in hospital operations. He has excellent relationships with key participants in the health care industry and in government. Christi Sulzbach is an extremely capable executive and has proven herself repeatedly as having excellent judgment with respect to issues of law, ethics and compliance. I have worked with Stephen Farber for nearly 10 years. He has proven himself to me to be a highly skilled finance executive with extremely strong relationships with Wall Street and I have total confidence in his abilities."

        Barbakow continued, "As I carefully studied our Medicare outlier situation over the last two weeks, it became clear to me that formulas that drive these outlier payments were affected by our overall pricing. In some cases, particularly aggressive pricing strategies created increasing outlier payments. That's simply not the way I want to do business at Tenet, nor do I want such a perception to exist in anyone's mind.

        "While our pricing approach was entirely consistent with the Medicare regulations, it put us on a course that was inconsistent with the position and posture we want Tenet to have within our industry.

        "The actions I am taking to form a new management team and to take a fresh look at our approach to pricing are not a signal that our fundamental strategy is flawed or the result of any impropriety. I believe these changes will put us on a better track, and I am taking the necessary steps to accomplish that."

        The company said it stands by its earnings estimate for fiscal 2003 and said it expects earnings per share from operations to grow at least 25 percent over the comparable fiscal 2002 figure of $2.34 per share. It said that it must complete further analysis before it can provide long-term guidance.

        "Given the strength of our performance in the first five months of this fiscal year, and the momentum in our operations, we continue to believe that fiscal 2003 will be a very good year with at least 25 percent growth," said Barbakow. "As for the long term over the next several years, we had previously said that we expected mid- to high-teens growth each year, and some years higher. I reaffirmed this long-term guidance last week, but since that time I have new information regarding the impact of certain pricing strategies and a better understanding of the sustainability of these approaches. We will discuss this in detail on our conference call this afternoon. To be prudent, we must further assess the impact of this information before we can provide guidance for the long term. And frankly, I want to ensure that we have the flexibility to do the right thing, without worrying about how that may affect our earnings guidance.

        "I am delighted that Trevor Fetter, who worked with me in the mid-90s as we built Tenet into the successful company it is today, is rejoining us to assist us in building on Tenet's success and in moving the company forward."

        Fetter said, "I have now spent over seven years in health care. During my nearly three years leading Broadlane, my understanding of, and appreciation for, the complexity and nuances of hospital operations has expanded considerably. The majority of our customers at Broadlane are not-for-profit. I now have a far deeper understanding of hospital operations than I did when I was at Tenet in the late 1990s. I welcome the opportunity to combine this expertise with my prior experience to provide new leadership at Tenet. I look forward to joining trusted colleagues such as Jeff, Barry, Christi, Stephen and others in this important effort.

        "Questions have been raised that test Tenet's credibility. I am confident that the analysis now underway at Tenet and the steps that we will take to ensure Tenet's continued progress will soon address any who might question this company's commitment to the delivery of quality patient care with the utmost attention to ethics."

        Before taking the helm at Broadlane, Fetter served as executive vice president and later chief financial officer and chief corporate officer in the office of the president at Tenet from 1995 to 2000.

        Prior to joining Tenet, Fetter served as executive vice president and chief financial officer of Metro-Goldwyn-Mayer Inc., where his responsibilities encompassed a broad range of corporate and operating functions. Before joining MGM in 1988, he worked in the investment banking division of Merrill Lynch Capital Markets, where he concentrated on corporate finance and advisory services for the entertainment and health care industries. Fetter earned his bachelor of arts degree in economics from Stanford University and his MBA degree from Harvard Business School.

        Barbakow concluded, "The people of Tenet have worked enormously hard to make our hospitals worthy of the trust that millions of patients give them each year. We will do everything we can to retain and build on the trust of our patients, doctors, employees and investors."

        Tenet also reiterated that it will hold a previously announced conference call for this afternoon. Collateral materials related to the call will be issued via press release and made available on the following websites after 4:00 pm (EST): www.companyboardroom.com or www.tenethealth.com. The conference call will begin at 4:20 pm (EST), after the materials have been disseminated. All interested parties are invited to participate in the call by dialing (877) 333-4431, or by logging onto www.companyboardroom.com or www.tenethealth.com. If dialing in to the call, please dial in at least 10 minutes early; this will help ensure that you can participate on the call live.

        Please note that due to overwhelming interest in last Friday's call, some investors were unable to access the live call. The company has endeavored to alleviate this problem by arranging additional phone lines and operators, as well as broadcasting the call through two websites. Additionally, a replay of the call will be available after 9:00 pm (EST) on Thurs., Nov. 7, and will remain available for the next 14 days. To access the replay, please dial (706) 645-9291 and use passcode #6571112, or visit the websites listed above.

        Tenet Healthcare Corporation, through its subsidiaries, owns and operates 113 acute care hospitals with 27,726 beds and numerous related health care services. Tenet and its subsidiaries employ approximately 114,300 people serving communities in 16 states. Tenet's name reflects its core business philosophy: the importance of shared values among partners—including employees, physicians, insurers and communities—in providing a full spectrum of health care. Tenet can be found on the World Wide Web at www.tenethealth.com.

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    Certain statements in this release may constitute forward-looking statements. They are based on management's current expectations and could be affected by numerous factors and are subject to various risks and uncertainties. Certain of those risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

        (Editor's Note: Bios and digital photos of the corporate officers are available by calling 805-563-6988.)

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Tenet Healthcare Restructures Management Team Fetter Named President; Company Confirms FY '03 Guidance, Assessing Long-Term Guidance